UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 25, 2008


                             Avalon Oil & Gas, Inc.
                             ----------------------
               (Exact Name of registrant as specified in charter)


           Nevada                     1-12850                   84-1168832
           ------                     -------                   ----------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
     of incorporation)                                     Identification No.)

             7808 Creekridge Circle, Suite 105 Minneapolis, MN 55439
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (952) 746-9652
                                 --------------
              (Registrant's telephone number, including area code)

          (Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

Avalon Oil & Gas, Inc. (the "Company") in a press release dated September 25, 2008 provided details with respect to its acquisition of an undivided 100% working interest, 85% net revenue interest in an 80 acre lease, and a 50% working interest, 40% net revenue interest in a 240 acre lease in Rice County, Kansas.

The Rice County leasehold has seven wellbores and a salt water disposal well. The Company's management stated that when the wells were shut-in in 1991, they were producing 30 BOPD. The Company is currently working with J. D. Production Company, an independent oil and gas producer from Geneseo, Kansas, on a plan to washdown and recomplete the seven wellbores. The Company's management expects to begin operations in the next 30 days.

The September 25, 2008 press release also provided an update on the Company's existing oil and gas producing properties.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

   Exhibit No.   Description
   -----------   -----------

      99.1       Press Release dated September 25, 2008


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Avalon Oil & Gas, Inc.

Date:  October 13, 2008                         By: /s/ Kent Rodriguez
                                                --------------------------------
                                                Kent Rodriguez, President